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                     VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        MAY 1, 2009 -- OCTOBER 31, 2009

                                                                       Amount
                                           Offering      Total           of         % of     % of
                      Purchase/             Price        Amount        Shares     Offering   Funds
      Security          Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
      Purchased          Date    Offering   Shares      Offering       By Fund    By Fund   Assets        Brokers           From
--------------------  ---------  --------  --------  --------------  ----------  ---------  ------  -------------------  ---------
  Puerto Rico Sales    06/11/09      -      $100.00  $4,118,153,700  $1,000,000    0.024%    0.86%  Citigroup, Goldman,  Goldman
Tax Financing 5.000%                                                                                Sachs & Co.,         Sachs
    due 8/1/2039                                                                                    Popular Securities,
                                                                                                    J.P. Morgan,
                                                                                                    Santander
                                                                                                    Securities, Merrill
                                                                                                    Lynch & Co.,
                                                                                                    Barclays Capital,
                                                                                                    Morgan Stanley &
                                                                                                    Co. Incorporated,
                                                                                                    UBS Financial
                                                                                                    Services
                                                                                                    Incorporated of
                                                                                                    Puerto Rico

    State of Ohio      08/12/09      -      $ 99.59  $  498,550,000  $2,000,000    0.401%    1.63   J.P. Morgan,         J.P.
  Hospital Revenue                                                                                  Merrill Lynch &      Morgan
Funding Bonds Series                                                                                Co., Morgan Stanley
        2009A                                                                                       & Co. Incorporated,
                                                                                                    PNC Capital Markets
                                                                                                    LLC, Wells Fargo
                                                                                                    Securities
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